As Filed with the Securities and Exchange Commission on December 15, 2003
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	20-0023783

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

101 East State Street, Kennett Square, PA	19348

(Address of Principal Executive Offices)	(Zip Code)

GENESIS HEALTHCARE CORPORATION 401(k) PLAN GENESIS HEALTHCARE CORPORATION 401(k) PLAN FOR COLLECTIVE BARGAINING UNIT EMPLOYEES GENESIS HEALTHCARE CORPORATION UNION 401(k) PLAN
(Full title of the Plans)

George V. Hager, Jr. Chief Executive Officer 101 East State Street, Kennett Square, PA 19348
(Name and address of agent for service) (610) 444-6350 (Telephone number, including area code, of agent for service)

Copies to:

Richard J. McMahon, Esquire Blank Rome LLP One Logan Square Philadelphia, PA 19103 (215) 569-5500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, par value $0.01 per share, issuable under the 401(k) Plan (2)	40,000 (3)	$22.76	$910,400	$73.65

Common Stock, par value $0.01 per share, issuable under the 401(k) Plan for Collective Bargaining Unit Employees (2)	1,000 (3)	$22.76	$22,760	$1.84

Common Stock, par value $0.01 per share, issuable under the Union 401(k) Plan (2)	5,000 (3)	$22.76	$113,800	$9.21

Total	46,000	$22.76	$1,046,960	$84.70

(1)	Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the registrant's common stock, par value $0.01 per share (“Common Stock”), reported on the Nasdaq National Market on December 12, 2003.

(2)	Includes associated purchase rights.

(3)	The number of shares being registered represents the number of shares that may be acquired by (i) the 401(k) Plan in connection with a participant’s election to invest a portion of his or her interest in such plan in a fund that invests in Common Stock; (ii) the 401(k) Plan for Collective Bargaining Unit Employees in connection with a participant’s election to invest a portion of his or her interest in such plan in a fund that invests in Common Stock; and (iii) the Union Retirement Savings Plan in connection with a participant’s election to invest a portion of his or her interest in such plan in a fund that invests in Common Stock.

Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant the 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and the Union 401(k) Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     Genesis HealthCare Corporation (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) in connection with registering the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan. In connection with its spin-off from NeighborCare, Inc. (formerly Genesis Health Ventures, Inc.), the Company became the plan sponsor of the Genesis Health Ventures, Inc. 401(k) Plan for Collective Bargaining Unit Employees and the Genesis Health Ventures, Inc. Union Retirement Savings Plan. The Company changed the name of these plans to the Genesis HealthCare Corporation 401(k) Plan for Collective Bargaining Unit Employees and the Genesis HealthCare Corporation Union 401(k) Plan.

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

     The Company will furnish without charge to each participant in the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan, upon the written or oral request of such person, a copy of any or all of the documents (i) incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference into the prospectus for each of the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan, and (ii) any other documents required to be delivered pursuant to Rule 428(b) promulgated by the Commission under the Securities Act. Requests should be directed to Eileen M. Coggins, Senior Vice President, General Counsel and Secretary, Genesis HealthCare Corporation, 101 East State Street, Kennett Square, PA 19348, telephone (610) 444-6350.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

•	the Genesis Health Ventures, Inc. 401(k) Plan for Collective Bargaining Unit Employees’ Annual Report on Form 11-K for the fiscal year ended December 31, 2002 filed on June 30, 2003;

•	the Genesis Health Ventures, Inc. Union Retirement Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2002 filed on June 30, 2003;

•	the Company’s Registration Statement on Form 10, as amended, File No. 000-50351, filed on November 14, 2003 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including the description of our common stock, par value $0.01 per share, and all amendments or reports filed for the purpose of updating that description;

•	the description of the Company’s Preferred Share Purchase Rights contained in the Company’s Registration Statement on Form 8-A, File No. 000-50351, filed on November 18, 2003 pursuant to Section 12(g) of the Exchange Act and all amendments or reports filed for the purpose of updating that description; and

•	the Company’s Current Reports on Form 8-K filed on December 8, 2003 and December 9, 2003.

     All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the prospectus for each of the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan (other than reports furnished pursuant to Items 9 and 12 of Form 8-K) and to be part of this Registration Statement and the prospectus for each of the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan from the date of the filing of such documents. All documents filed by the 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the prospectus for each of the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan (other than reports furnished pursuant to Items 9 and 12 of Form 8-K), respectively, and to be part of this Registration Statement and the prospectus for each of the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan from the date of the filing of such documents, respectively. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus for each of the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus for each of the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan.

     All information appearing in this Registration Statement and the prospectus for each of the Company’s 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and Union 401(k) Plan is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.      DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Pennsylvania corporation law, the Company’s articles of incorporation provide that a director will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under Pennsylvania corporation law, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of the Company’s articles of incorporation, however, will not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law. The Company’s articles of incorporation also limit the liability of its officers in the same fashion as its directors.

     The Company’s bylaws provide that it must indemnify its directors and officers against expenses, judgments, fines, excise taxes and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding to which they are or were a party, or are threatened to be made a party, by reason of being or having been its director or officer, or serving or having served any other business enterprise or trust as a director, officer, employee, general partner, agent or fiduciary at the Company’s request. The Company’s bylaws will also permit it similarly to indemnify other persons. However, under the Company’s bylaws, no indemnification will be provided to any of its directors or officers if a court determines that such director or officer engaged in willful misconduct or recklessness. The Company intends to obtain directors’ and officers’ insurance for its directors, officers and some employees for specified liabilities.

     The limitation of liability and indemnification provisions in the Company’s bylaws may discourage shareholders from bringing a lawsuit against officers and directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit the Company and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, the Company believes that these indemnification provisions are necessary to attract and retain qualified directors and officers.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.      EXHIBITS.

4.1*	Amended and Restated Articles of Incorporation of Genesis HealthCare Corporation.

4.2*	Bylaws of Genesis HealthCare Corporation.

5.1	The registrant hereby undertakes that it will submit the 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and the Union 401(k) Plan (and any amendments thereto) to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and the Union 401(k) Plan.

23.1	Consent of Independent Auditors.

24.1	Power of Attorney (included on signature page of this registration statement).

*	Incorporated by reference to an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2003.

ITEM 9.      UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

     (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any events or facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennett Square, Commonwealth of Pennsylvania, on December 15, 2003.

GENESIS HEALTHCARE CORPORATION

By:	/s/ George V. Hager, Jr.

George V. Hager, Jr.
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George V. Hager, Jr. and James V. McKeon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Title(s)	Date

Chief Executive Officer (Principal
/s/ George V. Hager, Jr.	Executive Officer) and Chairman	December 15, 2003

George V. Hager, Jr.

/s/ John F. De Podesta	Director	December 15, 2003

John F. De Podesta

Director

Robert H. Fish

/s/ J. Michael Gallagher	Director	December 15, 2003

J. Michael Gallagher

Director

Kevin M. Kelley

/s/ Charles W. McQueary	Director	December 15, 2003

Charles W. McQueary

/s/ Charlene Connolly Quinn	Director	December 15, 2003

Charlene Connolly Quinn

/s/ Terry Allison Rappuhn	Director	December 15, 2003

Terry Allison Rappuhn

Chief Financial Officer (Principal
Accounting Officer and Principal
/s/ James V. McKeon	Financial Officer)	December 15, 2003

James V. McKeon

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennett Square, Commonwealth of Pennsylvania, on December 15, 2003.

GENESIS HEALTHCARE CORPORATION 401(k) PLAN

By: GENESIS HEALTHCARE CORPORATION
as administrator

By:	/s/ George V. Hager, Jr.

Name:	George V. Hager, Jr.
Title:	Chief Executive Officer

GENESIS HEALTHCARE CORPORATION 401(K) PLAN FOR
COLLECTIVE BARGAINING UNIT EMPLOYEES

By: GENESIS HEALTHCARE CORPORATION
as administrator

By:	/s/ George V. Hager, Jr.

Name:	George V. Hager, Jr.
Title:	Chief Executive Officer

GENESIS HEALTHCARE CORPORATION UNION 401(K) PLAN

By: GENESIS HEALTHCARE CORPORATION
as administrator

By:	/s/ George V. Hager, Jr.

Name:	George V. Hager, Jr.
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1*	Amended and Restated Articles of Incorporation of Genesis HealthCare Corporation.

4.2*	Bylaws of Genesis HealthCare Corporation.

5.1	The registrant hereby undertakes that it will submit the 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and the Union 401(k) Plan (and any amendments thereto) to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the 401(k) Plan, 401(k) Plan for Collective Bargaining Unit Employees and the Union 401(k) Plan.

23.1	Consent of Independent Auditors.

24.1	Power of Attorney (included on signature page of this registration statement).

*	Incorporated by reference to an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2003.